Exhibit 99.3

Elgin Riverboat

Resort—Riverboat

Casino

Unaudited Financial Statements as of August 6, 2018,

and for the Period from January 1, 2018

through August 6, 2018

ELGIN RIVERBOAT RESORT—RIVERBOAT CASINO

TABLE OF CONTENTS

Page
UNAUDITED FINANCIAL STATEMENTS
Balance Sheet as of August 6, 2018	1
Statement of Income for the period from January 1, 2018 through August 6, 2018	2
Statement of Partners’ Equity for the period from January 1, 2018 through August 6, 2018	3
Statement of Cash Flows for the period from January 1, 2018 through August 6, 2018	4
Notes to Unaudited Financial Statements	5-10

ELGIN RIVERBOAT RESORT—RIVERBOAT CASINO

BALANCE SHEET (UNAUDITED)

AS OF AUGUST 6, 2018

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$22,942,008
Accounts receivable—net of allowance for doubtful accounts of $26,794	7,206
Inventories	377,171
Prepaid expenses and other current assets	1,705,977

Total current assets	25,032,362
PROPERTY AND EQUIPMENT—Net	34,781,389
OTHER ASSETS	914,729

TOTAL	$60,728,480

LIABILITIES AND PARTNERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,223,288
Accrued liabilities	19,331,608

Total current liabilities	20,554,896
OTHER LIABILITIES	949,728

Total liabilities	21,504,624
COMMITMENTS AND CONTINGENCIES (Note 5 and 6)
PARTNERS’ EQUITY	39,223,856

TOTAL	$60,728,480

See notes to unaudited financial statements.

ELGIN RIVERBOAT RESORT—RIVERBOAT CASINO

STATEMENT OF INCOME (UNAUDITED)

FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH AUGUST 6, 2018

REVENUES:
Casino	$92,817,038
Food and beverage	7,207,633
Admissions and other	3,369,147

Total revenues	103,393,818
Less casino promotional allowances	(6,453,293)

Revenues—net	96,940,525

OPERATING EXPENSES:
Casino	50,944,854
Food and beverage	2,861,173
General and administrative	7,804,263
Charitable donations	5,416,605
Depreciation and amortization	4,420,006
Preferred distribution	969,444
Other operating expenses	7,045,456

Total operating expenses	79,461,801

OPERATING INCOME	17,478,724
OTHER INCOME—Net	3,042

NET INCOME	$17,481,766

See notes to unaudited financial statements.

ELGIN RIVERBOAT RESORT—RIVERBOAT CASINO

STATEMENT OF PARTNERS’ EQUITY (UNAUDITED)

FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH AUGUST 6, 2018

	Nevada Landing Partnership	RBG, L.P.	Total
BALANCE—January 1, 2018	$24,721,045	$24,721,045	$49,442,090
Net income	8,740,883	8,740,883	17,481,766
Distributions to partners	(13,850,000)	(13,850,000)	(27,700,000)

BALANCE—August 6, 2018	$19,611,928	$19,611,928	$39,223,856

See notes to unaudited financial statements.

ELGIN RIVERBOAT RESORT—RIVERBOAT CASINO

STATEMENT OF CASH FLOWS (UNAUDITED)

FOR THE PERIOD FROM JANUARY 1, 2018 THROUGH AUGUST 6, 2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,481,766
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,420,006
Changes in assets and liabilities:
Accounts receivable	10,094
Inventories	(118,630)
Prepaid expenses and other current assets	(829,616)
Other assets	192,172
Accounts payable	353,388
Accrued liabilities	3,351,781
Due to affiliates	(126,293)
Other liabilities	(64,192)

Net cash provided by operating activities	24,670,476

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures	(2,003,863)
Other	11,509

Net cash used in investing activities	(1,992,354)

CASH FLOWS USED IN FINANCING
ACTIVITY—Distributions to partners	(27,700,000)

Net cash used in financing activities	(27,700,000)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,021,878)
CASH AND CASH EQUIVALENTS:
Beginning of period	27,963,886

End of period	$22,942,008

See notes to unaudited financial statements.

ELGIN RIVERBOAT RESORT—RIVERBOAT CASINO

NOTES TO UNAUDITED FINANCIAL STATEMENTS

AS OF AUGUST 6, 2018 AND FOR THE PERIOD FROM

JANUARY 1, 2018 THROUGH AUGUST 6, 2018

1.	BUSINESS

Elgin Riverboat Resort—Riverboat Casino (the “Joint Venture”), doing business as the Grand Victoria Casino, was formed in December 1992, as a partnership under the Joint Venture Agreement between RBG, L.P. (“Managing Partner”) and Nevada Landing Partnership, in which each owns a 50% interest.

The Joint Venture is licensed by the Illinois Gaming Board (“IGB”) to own and operate a riverboat casino on the Fox River in Elgin, Illinois. The original license was issued on October 6, 1994. On October 7, 2016, the IGB approved the renewal of the license for another term of four years.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents—Cash and cash equivalents include investments and interest-bearing instruments with an original maturity of three months or less. Such investments are recorded at the lower of cost or market value. The Joint Venture maintains cash balances at a financial institution in excess of federally insured limits. Included in cash and cash equivalents is $300,000 of restricted cash related to the certificate of deposit used as collateral (refer to Note 9).

Inventories—Inventories, consisting of food, beverage and gift shop items, are stated at the lower of cost or market value. Cost is determined by the first-in, first-out method.

Property and Equipment—Property and equipment are stated at cost. Property and equipment are depreciated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Buildings	39 years
Riverboat	20 years
Leasehold improvements	15 years
Furniture, fixtures and equipment, and gaming equipment	2-5 years

Long-Lived Assets—The Joint Venture reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. If undiscounted expected future cash flows are less than the carrying value, an impairment loss would be recognized equal to an amount by which the carrying value exceeds the fair value of the asset. The factors considered by the Joint Venture in performing this assessment include current operating results, trends and prospects, as well as the effect of obsolescence, demand, competition and other economic factors. No impairment of long-lived assets was recognized by the Joint Venture during the period from January 1, 2018 through August 6, 2018.

Reserve for Players’ Club—The Joint Venture’s players’ club allows customers to earn “points” based on the volume of slot play. Points are redeemable for cash back incentives.

The Joint Venture has accrued a liability for all points earned but not yet redeemed by active slot club members. This average cost has been determined to be 33.51% of the retail value.

Revenue Recognition—Casino revenues are recorded as the net win from gaming activities, which is the difference between gaming wins and losses, with liabilities recognized for funds deposited by customers before gaming play occurs and for chips in the customers’ possession. Jackpots, other than the incremental amount of progressive jackpots, are recognized at the time they are won by customers. The Joint Venture accrues the incremental amount of progressive jackpots as the progressive machine is played and the progressive jackpot amount increases, with a corresponding reduction of casino revenue. Food, beverage, admissions and other revenues are recorded as services are rendered.

Promotional Allowances—The retail value of food, beverage, admissions and other complimentary items furnished to customers without charge is included in gross revenue and then deducted as promotional allowances. The estimated costs of providing such promotional allowances have been included in casino expenses for the period from January 1, 2018 through August 6, 2018, and are as follows:

Food and beverage	$4,363,048
Admissions and other	2,299,225

$6,662,273

Advertising Expenses—Advertising expenses are expensed as incurred and included in general and administrative. Advertising expense for the period from January 1, 2018 through August 6, 2018 was $2,683,193.

Income Taxes—The Joint Venture is taxed as a partnership for federal and state income tax purposes. The financial statements do not include a provision for income taxes, since any income or losses allocated to the Members are reportable for income tax purposes by each Member. The Joint Venture’s income tax returns and the amount of allocable income are subject to examination by federal and state taxing authorities. If an examination results in a change to the Joint Venture’s income, the Members’ taxes may also change.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Gaming and Admission Taxes—The gaming tax payable to the State of Illinois is based on annual graduated rates ranging from 15% to 50% of adjusted gross receipts (as defined). The Joint Venture records gaming tax expense at the Joint Venture’s estimated effective gaming tax rate on an annual basis, considering estimated taxable gaming revenue and the applicable rates.

In addition to the gaming tax, an admission tax of $3 per person entering the casino is assessed on the Joint Venture. Taxes are payable throughout the year in accordance with the schedule below:

Adjusted Gross Receipts		Tax Rate
$—	$25,000,000	15%
25,000,001	50,000,000	23
50,000,001	75,000,000	28
75,000,001	100,000,000	33
100,000,001	150,000,000	38
150,000,001	200,000,000	45
200,000,001	And above	50

Gaming and admission tax was approximately $31.54 million for the period from January 1, 2018 through August 6, 2018, and is included in casino expenses in the accompanying statement of income.

3.	PROPERTY AND EQUIPMENT

A summary of property and equipment as of August 6, 2018, is as follows:

Buildings	$46,911,579
Riverboat	52,699,655
Leasehold improvements	5,020,886
Furniture, fixtures and equipment, gaming equipment, and automotive	65,846,159
Construction in progress	231,623

Total property and equipment	170,709,902
Less accumulated depreciation and amortization	(135,928,513)

Property and equipment—net	$34,781,389

4.	ACCRUED LIABILITIES

A summary of accrued liabilities at August 6, 2018, is as follows:

Deferred gaming taxes	$5,718,429
Accrued commitment to Grand Victoria Foundation and County of Kane	5,370,749
Accrued payroll, vacation, benefits and related taxes	2,937,200
Reserve for progressive jackpots	1,691,617
Reserve for slot club redemptions	800,723
Unredeemed chip/token liability	672,576
Accrued taxes	735,875
Accrued audit and legal	509,519
Accrued ground lease	104,439
Other	790,481

Total accrued liabilities	$19,331,608

5.	LEASES

In accordance with the Ground Lease and Development Agreement, as amended, (the “Agreement”), the Joint Venture leased land for a term of 10 years, commencing with the initial issuance of the IGB license. The initial lease term expired in October 2004 and the third successive five-year term was renewed on October 31, 2014 until October 31, 2019. Effective January 1, 2015 the terms “Basic Rent” and “Percentage Rent” used throughout the Lease Agreement shall mean and be construed as the lesser of the Basic Rent or the Percentage Rent. Therefore, the annual lease payment is equal to the lesser of (i) $1,000,000 or (ii) 3% of the Joint Venture’s annual net operating income, as defined in the Agreement.

The Joint Venture leases certain electronic gaming devices from various approved manufacturers. The leases range from $15 to $100 per day and allow for either party to terminate the lease within 60 days of execution.

Rent expense for all operating leases for the period from January 1, 2018 through August 6, 2018 was $1,865,777.

6.	COMMITMENTS AND CONTINGENCIES

The Joint Venture has agreed to contribute to both the County of Kane and the Grand Victoria Foundation, a foundation established for the benefit of educational, environmental and economic development programs in the region. The total commitment is equal to 20% of adjusted net operating income, as defined. This commitment must be paid within 120 days of the end of the fiscal year for which it has been calculated. Combined donation expense for the County of Kane and the Grand Victoria Foundation for the period from January 1, 2018 through August 6, 2018 was $5,370,749.

7.	RELATED-PARTY TRANSACTIONS

The Joint Venture employs the legal services of a firm that is affiliated with a member of the Joint Venture’s Executive Committee.

The Joint Venture is reimbursed for certain allocated employment expenses for a key Joint Venture employee that provides oversight and management to an affiliated entity of the Managing Partner.

Under Amendment No. 1 to the Amended and Restated Joint Venture Agreement dated April 25, 2005, the Managing Partner is allowed to receive 1% of adjusted gross receipts, as defined by the Illinois Riverboat Gambling Act, as a preferred distribution. The preferred distribution for the period from January 1, 2018 through August 6, 2018 was $969,444.

8.	RETIREMENT PLANS

The Joint Venture maintains a defined contribution plan under section 401(k) of the Internal Revenue Code for all employees with certain eligibility requirement as outlined in the plan document. The plan allows employees to defer a portion of their income on a pretax basis. The Joint Venture matches a portion of employee contributions in accordance with a safe harbor provision adopted in January 2007. Matching contribution expenses for the period from January 1, 2018 through August 6, 2018 was $545,523.

On January 1, 2016, the Joint Venture started a new deferred retirement plan for certain key employees. Under the new plan the Joint Venture voluntarily matches a portion of employee contributions up to a maximum amount on each pay period. The matching contribution expense for the period from January 1, 2018 through August 6, 2018 was $43,555.

9.	LETTER OF CREDIT

The Joint Venture has an irrevocable and unconditional letter of credit of $300,000, bearing no interest, for the benefit of Zurich American Insurance Company and American Zurich Insurance Company (collectively, “Zurich”). The letter of credit is being maintained as security for the reimbursement of deductibles or retention payments made on the Joint Venture’s behalf by Zurich. The letter of credit renews annually on September 30, and is extended for one year, unless prior written notice is provided to Zurich. The letter of credit is secured with a certificate of deposit equal to the amount of the letter of credit.

10.	RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. This ASU clarifies the principles for recognizing revenue and to develop a common revenue standard for US GAAP and IFRS. The amendments in this guidance state that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This new guidance requires improved disclosures to help users of financial statements better understand the nature, amount, timing, and uncertainty of revenue that is recognized. In August 2015, FASB issued new guidance to defer the effective date of the pronouncement to annual reporting periods beginning after December 15, 2018. An entity should apply the amendments in this update retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying this update recognized at the date of initial application. The Joint Venture is currently evaluating the standard to understand the overall impact it will have on the financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which amends the FASB Accounting Standards Codification. The objective of the update is to improve financial reporting by increasing transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. It is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early application of the amendments is permitted for all entities. The Joint Venture is currently evaluating the impact that this amended guidance will have on its financial statements and related disclosures.

11.	SUBSEQUENT EVENTS

On August 7, 2018, Eldorado Resorts, Inc., a Nevada corporation (“Eldorado”), completed its previously announced acquisition of the Joint Venture (the “Acquisition”). The Acquisition was made pursuant to the Interest Purchase Agreement, dated as of April 15, 2018. As a result of the Acquisition, the Joint Venture became an indirect wholly-owned subsidiary of Eldorado. Eldorado purchased the Joint Venture for $327.5 million, subject to a post-closing working capital adjustment.

In preparing these financial statements, the Joint Venture has evaluated events and transactions for potential recognition or disclosure through October 19, 2018, the date the Joint Venture’s financial statements were available to be issued.

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